Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-285804, No. 333-277950, No. 333-270617, No. 333-257942, and No. 333-264040) of Blend Labs, Inc. of our report dated March 13, 2026 relating to the financial statements which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 13, 2026

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